Exhibit 99.3

urban-gro, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet and statements of operations and comprehensive income (loss) are presented to give effect to the acquisition by urban-gro, Inc. (the “Company”) on April 29, 2021 of all of the issued and outstanding common stock (the “Acquisition”) of Emerald Construction Management, Inc. (“Acquired Entity”) from their shareholders (collectively, the “Sellers”). The pro forma information was prepared based on the historical financial statements and related notes of the Company and the Acquired Entity, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The allocation of the purchase price of the Acquired Entities reflected in these unaudited pro forma condensed combined financial statements have been based upon the fair value of assets acquired and liabilities assumed as of the date indicated and not as of the closing date. The pro forma adjustments are therefore preliminary and have only been prepared to illustrate the estimated effect of the Acquisition.

The unaudited pro forma condensed combined balance sheet has been prepared to reflect the Acquisition as if the Acquisition had occurred on March 31, 2022. The unaudited pro forma condensed combined statements of operations and comprehensive income (loss) combine the results of operations of the Company and of the Acquired Entity for the three months ended March 31, 2022 and for the year ended December 31, 2021 as if the Acquisition had occurred on January 1, 2022 and January 1, 2021, respectively.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with the Company treated as the acquiring entity. The aggregate value of the consideration paid by the Company to complete the acquisition was allocated to the assets acquired and liabilities assumed from the Acquired Entity based upon their estimated fair values as of March 31, 2022, and not the actual closing date of the Acquisition. The Company has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from the Acquired Entity and the related allocations of purchase price, nor has the Company identified all adjustments necessary to conform the Acquired Entity’s accounting policies to the Company’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from the Acquired Entity will be based on the actual net tangible and intangible assets and liabilities of the Acquired Entity that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made in connection with the Acquisition. The Company has estimated the fair value of the Acquired Entity’s assets and liabilities based on discussions with the Acquired Entity’s management and due diligence procedures. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will likely result in adjustments, which may result in material differences from the information presented herein.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2022, and Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2022 and March 29, 2022, respectively.

There were no transactions between the Company and the Acquired Entity during the periods presented in the pro forma condensed combined financial statements. The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and the Acquired Entity. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies. The unaudited pro forma condensed combined statements of operations and comprehensive income (loss) do not reflect any non-recurring charges directly related to the Acquisition that the combined entities may incur upon completion of the Acquisition.

Urban-gro, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of March 31, 2022

	Historical Amounts
	urban-gro, Inc.	Acquired Entity	Pro Forma Adjustments	Note 3	Pro Forma
Assets
Current Assets
Cash	$27,052,203	$197,531	$(3,331,789)	(a)	$23,917,945
Accounts receivable, net	13,467,120	5,892,777			19,359,897
Inventories	354,320	-			354,320
Contract assets	-	856,803			856,803
Prepayments and other assets	10,081,436	51,511			10,132,947
Total Current Assets	50,955,079	6,998,622			54,621,912

Non-current assets:
Property and equipment, net	207,638	428,749			636,387
Operating lease right of use assets, net	693,524	93,778			787,302
Investments	4,210,358	-			4,210,358
Goodwill	7,992,121	-	2,791,912	(c)	10,784,033
Intangible assets	1,412,965	-	3,780,000	(d)	5,192,965
Other assets	-	6,223			6,223
Total non-current assets	14,516,606	528,750			21,617,268

Total Assets	$65,471,685	$7,527,372			$76,239,180

Liabilities
Current liabilities
Accounts payable	$7,930,985	$3,899,065			$11,830,050
Accrued expenses	3,106,790	229,197			3,335,987
Contract liabilities	-	1,264,532			1,264,532
Notes payable, current	-	113,687	(113,687)	(b)	-
Contingent consideration	1,563,000	-	1,835,539	(a)	3,398,539
Deposits	7,234,914	-			7,234,914
Operating lease liabilities	219,836	72,477			292,313
Total Current Liabilities	20,055,525	5,578,958			27,356,335

Non-current liabilities
Notes Payable	-	315,536	(315,536)	(b)	-
Deferred tax liability	224,505	-	945,000	(d)	1,169,505
Right of use liabilities	474,862	21,685			496,547
Total Long Term Liabilities	699,367	337,221			1,666,052

Total Liabilities	20,754,892	5,916,179			29,022,387

Shareholders’ equity
Preferred stock	-	-			-
Common stock	11,628	-	284	(a)	11,912
Additional paid in capital	79,589,977	2,000	2,497,716	(a) (c)	82,089,693
Treasury shares	(11,456,667)	-			(11,456,667)
(Accumulated deficit) Retained earnings	(23,428,145)	1,609,193	(1,609,193)	(c)	(23,428,145)
Total shareholders’ equity	44,716,793	1,611,193			47,216,793

Total liabilities and shareholders’ equity	$65,471,685	$7,527,372			$76,239,180

urban-gro, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income (Loss)

For the Three Months Ended March 31, 2022

	Historical Amounts
	urban-gro, Inc.	Acquired Entity	Pro Forma Adjustments	Note 3	Pro Forma
Revenue
Equipment systems	$17,067,344	$-			$17,067,344
Construction management	-	9,244,864			9,244,864
Services	3,638,507	-			3,638,507
Consumable products	347,018	-			347,018
Total Revenue	21,052,869	9,244,864			30,297,733

Cost of Revenue	16,150,849	8,419,906			24,570,755
Gross Profit	4,902,020	824,958			5,726,978

Operating expenses
General and administrative	4,887,801	351,475	215,586	(d)	5,454,862
Stock-based compensation	882,000	-			882,000
Total operating expenses	5,769,801	351,475			6,336,862

Income (loss) from operations	(867,781)	473,483			(609,884)

Non-operating income (expense):
Interest expense	(7,658)	(4,531)			(12,189)
Interest income	79,852	-			79,852
PPP loan forgiveness	-	327,852			327,852
Other income (expense)	(8,690)	-			(8,690)
Total non-operating income	63,504	323,321			386,825

Income (loss) before income taxes	(804,277)	796,804			(223,059)

Income tax benefit	108,060	-	53,896	(d)	161,956
Net income (loss)	$(696,217)	$796,804			$(61,103)

Comprehensive income (loss)	$(696,217)				$(61,103)

Earnings (loss) per share:
Earnings (loss) per share - basic and diluted	$(0.07)				$(0.01)

Weighted average share used in computation	10,508,972		283,515	(a)	10,792,487

urban-gro, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Income (Loss)

For the Year Ended December 31, 2021

	Historical Amounts
	urban-gro, Inc.	Acquired Entity	Pro Forma Adjustments	Note 3	Pro Forma
Revenue
Equipment systems	$55,560,126	$-			$55,560,126
Construction management	-	26,138,262			26,138,262
Services	5,043,764	-			5,043,764
Consumable products	1,509,291	-			1,509,291
Total Revenue	62,113,181	26,138,262			88,251,443

Cost of Revenue	47,353,295	24,919,975			72,273,270
Gross Profit	14,759,886	1,218,287			15,978,173

Operating expenses
General and administrative	13,123,717	984,560	862,343	(d)	14,970,620
Stock-based compensation	1,840,913	-			1,840,913
Total operating expenses	14,964,630	984,560			16,811,533

Income (loss) from operations	(204,744)	233,727			(833,360)

Non-operating income (expense):
Interest expense	(334,056)	(29,044)			(363,100)
Interest expense – beneficial conversion of notes payable	(636,075)	-			(636,075)
Loss on extinguishment of debt	(790,723)	-			(790,723)
PPP loan forgiveness	1,032,316	198,500			1,230,816
Other income	57,615	12,458			70,073
Total non-operating income (expense)	(670,923)	181,914			(489,009)

Income (loss) before income taxes	(875,667)	415,641			(1,322,369)

Income tax benefit	-	-	215,586	(d)	215,586
Net income (loss)	$(875,667)	$415,641			$(1,106,783)

Comprehensive income (loss)	$(875,667)				$(1,106,783)

Earnings (loss) per share:
Earnings (loss) per share - basic and diluted	$(0.09)				$(0.11)

Weighted average share used in computation	10,020,301		283,515	(a)	10,303,816

urban-gro, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note–1 - Description of the Transaction

On April 29, 2022 (the “Closing Date”), urban-gro, Inc. (the “Company”) acquired all of the issued and outstanding capital stock (the “Acquisition”) of Emerald Construction Management, Inc. (the “Acquired Entity”) from their shareholders (collectively, the “Sellers”). The aggregate purchase price for the Acquisition for purposes of these unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) was $7.8 million (the “Purchase Price”) which represented $7.0 million in initial purchase price and an estimated $0.8 million in working capital adjustments. The Purchase Price was payable as follows: $3.3 million in cash to the Sellers, net of satisfaction of the Acquired Entity’s entire outstanding debt of approximately $0.4 million; 283,515 shares of the Company’s common stock valued at $2.5 million transferred to the Sellers; and up to $2.0 million of contingent consideration (the “Contingent Consideration”) which can be earned by and payable to the Sellers based on the performance of the Acquired Entity during the 2-year period following the Closing Date. The Earnout Payments are payable quarterly for a two-year period and will be equal to 35% of the Quarterly Gross Profit (as defined in the Acquisition Agreement). The value of the shares of Company common stock to be issued for the Closing Payment Shares was determined based upon the daily volume weighted average closing price of the Company Common Stock in the ten trading days prior the signing date of the Acquisition Agreement. Any Contingent Consideration amounts earned by and payable to the Sellers is payable in shares of the Company’s common stock. The value of the shares of the Company’s common stock to be issued for the Contingent Consideration will be determined based upon the daily volume weighted average closing price of the Company’s common stock in the ten trading days prior to the end of the applicable annual quarter the Quarterly Gross Profit is calculated.

Note 2 - Basis of Presentation

The Pro Forma Financial Statements are based on the Company’s historical consolidated financial statements and the Acquired Entity’s historical financial statements as adjusted to give effect to the Acquisition. For purposes of the Pro Forma Financial Statements, the Company has (i) assumed that the carrying value of all assets and liabilities acquired, other than any potential intangible assets and goodwill identified upon acquisition, approximated their respective financial statement values, and (ii) computed the value of goodwill based on the Purchase Price after deducting the assets and liabilities identified in (i).

The pro forma balance sheet has been prepared as if the Acquisition had occurred on March 31, 2022. The pro forma statements of operations and comprehensive income (loss) for the three months ended March 31, 2022 and for the year ended December 31, 2021, have been prepared as if the transaction had occurred on January 1, 2022 and 2021, respectively.

Note 3 - Pro Forma Adjustments

The following pro forma adjustments are included in the Pro Forma Financial Statements as of March 31, 2022, and for the three months ended March 31, 2022 and the year ended December 31, 2021:

a)	To reflect the Purchase Price of the Acquisition based on the following:

i.	$3,331,789 in Cash

ii.	$1,835,539 in Contingent Consideration, estimated based on preliminary valuation

iii.	$2,500,000 in common stock representing 283,515 of common shares at $8.82 per shares. The $2,500,000 in common stock is recorded as $284 in common stock and $2,499,716 in additional paid in capital. This issuance of common stock increases the number of shares issued and outstanding of the Company’s common stock to 11,911,043 and 10,637,040, respectively, as of March 31, 2022.

b)	To eliminate approximately $430,000 in accrued expenses and all of the notes payable of the Acquired Entity that were paid off as of the Closing Date.

c)	To eliminate the Acquired Entity’s historical equity balances.

d)	To reflect the preliminary estimate of the intangible assets and deferred tax liability. Upon final completion of the fair value of the Acquired Entity’s intangibles assets, the intangible asset and deferred tax liability may differ from the preliminary assessment outlined above.

e)	To reflect the preliminary estimate of goodwill, which represents the excess of the Purchase Price over the estimated fair value of the Acquired Entity’s identifiable assets acquired and liabilities assumed. Upon final completion of the fair value assessment, the ultimate purchase price may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.